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                                                                    EXHIBIT 4.7










                                CAPITAL ONE BANK


                                       TO


                       THE FIRST NATIONAL BANK OF CHICAGO

                    a national banking association, Trustee






                                   INDENTURE


                          Dated as of January 31, 1997




             Floating Rate Junior Subordinated Debentures due 2027



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                               TABLE OF CONTENTS

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                                  ARTICLE ONE
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         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION              1

SECTION 1.  Definitions.....................................................  1
         Act ...............................................................  2
         Adverse Tax Consequence............................................  2
         Affiliate..........................................................  2
         Authenticating Agent...............................................  2
         Bank ..............................................................  2
         Bank Request.......................................................  3
         Bank Order.........................................................  3
         Board of Directors.................................................  3
         Board Resolution...................................................  3
         Business Day.......................................................  3
         Capital Securities.................................................  3
         Cedel .............................................................  3
         Closing Date.......................................................  3
         Commission.........................................................  3
         Common Securities..................................................  3
         Corporate Trust Office.............................................  3
         Covenant Defeasance................................................  4
         Custodian..........................................................  4
         Declaration........................................................  4
         Defaulted Interest.................................................  4
         Depositary.........................................................  4
         Determination Date.................................................  4
         DWAC ..............................................................  4
         Euroclear..........................................................  4
         Event of Default...................................................  4
         Exchange Act.......................................................  4
         Extension Period...................................................  4
         Federal Reserve Board..............................................  4
         Global Security....................................................  4
         Guarantee..........................................................  4
         Holder ............................................................  5
         Indebtedness.......................................................  5
         Indenture..........................................................  5
         Initial Purchasers.................................................  5
         Institutional Accredited Investor..................................  6

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         Interest Payment Date..............................................  6
         Investment Company Event...........................................  6
         Junior Subordinated Securities.....................................  6
         Legal Defeasance...................................................  6
         LIBOR .............................................................  6
         London Business Day................................................  7
         Maturity ..........................................................  7
         Maturity Advancement...............................................  7
         Non-U.S. Certificate...............................................  7
         Officers' Certificate..............................................  8
         Opinion of Counsel.................................................  8
         Outstanding........................................................  8
         Paying Agent.......................................................  9
         Person ............................................................  9
         Predecessor Security...............................................  9
         Private Placement Legend...........................................  9
         Property Trustee...................................................  9
         Qualified Institutional Buyer or QIB...............................  9
         Redemption Date....................................................  9
         Redemption Price...................................................  9
         Regular Record Date................................................  9
         Regulation S.......................................................  9
         Regulation S Certificate........................................... 10
         Regulation S Global Security....................................... 10
         Regulation S Permanent Global Security............................. 10
         Regulation S Temporary Global Security............................. 10
         Regulatory Capital Event........................................... 10
         Release Date....................................................... 10
         Responsible Officer................................................ 10
         Restricted Global Security......................................... 10
         Restricted Period.................................................. 10
         Restricted Security................................................ 11
         Rule 144A.......................................................... 11
         Securities......................................................... 11
         Securities Act..................................................... 11
         Security Register.................................................. 11
         Security Registrar................................................. 11
         Special Event...................................................... 11
         Special Record Date................................................ 11
         Stated Maturity.................................................... 11
         Subsidiary......................................................... 11
         Tax Event.......................................................... 11
         Trust.............................................................. 12
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         Trustee............................................................ 12
         Trust Indenture Act................................................ 12
         U.S. Government Obligations........................................ 12
         Vice President..................................................... 12

SECTION 2.  Compliance Certificates and Opinions; Officers'
               Certificate of Evidence...................................... 12

SECTION 3.  Form of Documents Delivered to Trustee.......................... 13

SECTION 4.  Acts of Holders; Record Dates................................... 14

SECTION 5.  Notices, Etc. to Trustee and the Bank........................... 15

SECTION 6.  Notice to Holders; Waiver....................................... 15

SECTION 7.  Conflict With Trust Indenture Act............................... 16

SECTION 8.  Effect of Headings and Table of Contents........................ 16

SECTION 9.  Separability Clause............................................  16

SECTION 10.  Benefits of Indenture.........................................  16

SECTION 11.  GOVERNING LAW.................................................  16

SECTION 12.  Legal Holidays................................................  16

                                  ARTICLE TWO

                                SECURITY FORMS.............................  17

                                 ARTICLE THREE

                                THE SECURITIES.............................  18

SECTION 301.  Title and Terms..............................................  18

SECTION 302.  Denominations................................................  19

SECTION 303.  Execution, Authentication, Delivery and
              Dating.......................................................  20
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SECTION 304.  Temporary Securities.........................................  20

SECTION 305.  Registration; Registration of Transfer and
                 Exchange..................................................  21

SECTION 306.  Mutilated, Destroyed, Lost and Stolen
                 Securities................................................  22

SECTION 307.  Payment of Interest; Interest Rights
                 Preserved.................................................  23

SECTION 308.  Persons Deemed Owners........................................  24

SECTION 309.  Cancellation.................................................  25

SECTION 310.  Computation of Interest......................................  25

SECTION 311.  Right of Set-off.............................................  25

SECTION 312.  CUSIP Numbers................................................  25

SECTION 313.  Global Securities............................................  26

SECTION 314.  Restrictive Legend...........................................  28

SECTION 315.  Regulation S Global Securities; Regulation S
                 Certificates..............................................  30

SECTION 316.  Special Transfer Provisions..................................  33

SECTION 317.  Shortening of Stated Maturity................................. 37

                                  ARTICLE FOUR

              SATISFACTION AND DISCHARGE; DEFEASANCE........................ 37

SECTION 401.  Satisfaction and Discharge of Indenture....................... 37

SECTION 402.  Legal Defeasance.............................................. 38

SECTION 403.  Covenant Defeasance........................................... 39

SECTION 404.  Conditions to Legal Defeasance or Covenant
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                 Defeasance................................................  39

SECTION 405.  Application of Trust Money...................................  40

SECTION 406.  Indemnity for U.S. Government Obligations....................  41

                                  ARTICLE FIVE

                                    REMEDIES...............................  41

SECTION 501.  Events of Default............................................  41

SECTION 502.  Acceleration of Maturity; Rescission and
                 Annulment.................................................  42

SECTION 503.  Collection of Indebtedness and Suits for
                 Enforcement by Trustee....................................  43

SECTION 504.  Trustee may File Proofs of Claim.............................  43

SECTION 505.  Trustee may Enforce Claims Without Possession
                 of Securities.............................................  44

SECTION 506.  Application of Money Collected...............................  44

SECTION 507.  Limitation on Suits..........................................  45

SECTION 508.  Unconditional Right of Holders to Receive
                 Principal and Interest; Capital Security Holders' Rights..  45

SECTION 509.  Restoration of Rights and Remedies...........................  46

SECTION 510.  Rights and Remedies Cumulative...............................  46

SECTION 511.  Delay or Omission not Waiver.................................  47

SECTION 512.  Control by Holders...........................................  47

SECTION 513.  Waiver of Past Defaults......................................  47

SECTION 514.  Undertaking for Costs........................................  48
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SECTION 515.  Waiver of Stay or Extension Laws.............................  48

                                  ARTICLE SIX

                                    TRUSTEE................................  48

SECTION 601.  Certain Duties and Responsibilities..........................  48

SECTION 602.  Notice of Defaults...........................................  49

SECTION 603.  Certain Rights of Trustee....................................  49

SECTION 604.  Not Responsible for Recitals or Issuance of
                 Securities................................................  51

SECTION 605.  Trustee and Other Agents may Hold Securities.................  51

SECTION 606.  Money Held in Trust..........................................  51

SECTION 607.  Compensation; Reimbursement; and Indemnity...................  51

SECTION 608.  Disqualification; Conflicting Interests......................  52

SECTION 609.  Corporate Trustee Required; Eligibility......................  52

SECTION 610.  Resignation and Removal; Appointment of
                 Successor.................................................  53

SECTION 611.  Acceptance of Appointment by Successor.......................  54

SECTION 612.  Merger, Conversion, Consolidation or
                 Succession to Business....................................  55

SECTION 613.  Preferential Collection of Claims Against
                 Bank......................................................  55

                                 ARTICLE SEVEN

          HOLDERS' LISTS AND REPORTS BY TRUSTEE AND BANK...................  55

SECTION 701.  Bank to Furnish Trustee Names and Addresses of
                 Holders...................................................  55
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SECTION 702.  Preservation of Information; Communications to
                 Holders...................................................  56

SECTION 703.  Reports by Trustee...........................................  56

SECTION 704.  Reports by Bank..............................................  56

                                 ARTICLE EIGHT

            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...........  57

SECTION 801.  Bank May Consolidate, Etc., Only on Certain
                 Terms.....................................................  57

SECTION 802.  Successor Person Substituted.................................  58

                                  ARTICLE NINE

                              SUPPLEMENTAL INDENTURES......................  58

SECTION 901.  Supplemental Indentures Without Consent of
                 Holders...................................................  58

SECTION 902.  Supplemental Indentures With Consent of
                 Holders...................................................  59

SECTION 903.  Execution of Supplemental Indentures.........................  60

SECTION 904.  Effect of Supplemental Indentures............................  60

SECTION 905.  Conformity With Trust Indenture Act..........................  60

SECTION 906.  Reference in Securities to Supplemental
                 Indentures................................................  61

                                  ARTICLE TEN

                                   COVENANTS...............................  61

SECTION 1001.  Payment of Principal and Interest............................ 61

SECTION 1002.  Maintenance of Office or Agency.............................. 61

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SECTION 1003.  Money for Security Payments to be Held in
                  Trust..................................................... 62

SECTION 1004.  Statements by Officers as to Default......................... 63

SECTION 1005.  Existence.................................................... 63

SECTION 1006.  Maintenance of Properties.................................... 63

SECTION 1007.  Payment of Taxes and Other Claims............................ 63

SECTION 1008.  Waiver of Certain Covenants.................................. 64

SECTION 1009.  Payment of the Trust's Costs and Expenses.................... 64

SECTION 1010.  Restrictions on Payments and Distributions................... 65

                                 ARTICLE ELEVEN

                      SUBORDINATION OF SECURITIES........................... 66

SECTION 1101.  Securities Subordinate to Indebtedness....................... 66

SECTION 1102.  Default on Indebtedness...................................... 66

SECTION 1103.  Prior Payment of Indebtedness Upon
                  Acceleration of Securities...............................  67

SECTION 1104.  Liquidation; Dissolution....................................  67

SECTION 1105.  Subrogation.................................................  69

SECTION 1106.  Trustee to Effectuate Subordination.........................  70

SECTION 1107.  Notice by the Bank..........................................  70

SECTION 1108.  Rights of the Trustee; Holders of
                  Indebtedness.............................................  71

SECTION 1109.  Subordination May Not Be Impaired...........................  72

                                 ARTICLE TWELVE

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                          REDEMPTION OF SECURITIES.........................  72

SECTION 1201.  Optional Redemption; Conditions to Optional
                  Redemption; Conditional Right to Shorten
                  Maturity.................................................  72

SECTION 1202.  Applicability of Article....................................  74

SECTION 1203.  Election to Redeem; Notice to Trustee.......................  74

SECTION 1204.  Selection by Trustee of Securities to be
                  Redeemed.................................................  74

SECTION 1205.  Notice of Redemption........................................  75

SECTION 1206.  Deposit of Redemption Price.................................  75

SECTION 1207.  Securities Payable on Redemption Date.......................  75
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                  This INDENTURE is dated as of January 31, 1997, between
CAPITAL ONE BANK, a Virginia state chartered bank (herein called the "Bank"), having its principal office at 11011 West Broad Street Road, Richmond, Virginia 23260, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee (herein called the "Trustee").

                                    RECITALS

                  WHEREAS, for its lawful corporate purposes, the Bank has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Floating Rate Junior Subordinated Debentures due 2027 (the "Junior Subordinated Securities" or the "Securities").

                  WHEREAS, Capital One Capital I (the "Trust") has offered to the public its Floating Rate Subordinated Capital Income Securities (the "Capital Securities") representing undivided beneficial ownership interests in the assets of the Trust and proposes to invest the proceeds from such offering and the proceeds from the issuance of its Common Securities in the Securities.

                  WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Bank has duly authorized the execution of this Indenture.

                  WHEREAS, all things necessary to make this Indenture a valid agreement of the Bank, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.  Definitions.
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                                                                            2

                  For all purposes of this Indenture, except as expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and the masculine as well as the feminine;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (5) a reference to any Person shall include its successor and assigns;

                  (6) a reference to any agreement or instrument shall mean such agreement or instrument as supplemented, modified, amended or amended and restated and in effect from time to time;

                  (7) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation; and

                  (8) a reference to any particular rating category shall be deemed to include any corresponding successor category, or any corresponding rating category issued by a successor or subsequent rating agency.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                  "Adverse Tax Consequence" shall mean the circumstances referred to in clauses (i), (ii) and (iii) of the definition of Tax Event.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

                  "Bank" means the Person named as the "Bank" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Bank" shall mean such successor Person.

                  "Bank Request" or "Bank Order" means a written request or order signed in the name of the Bank by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Board of Directors" means either the board of directors of the Bank or any duly authorized committee of that board as the context requires.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Bank to have been duly adopted by the Board of Directors or the Executive Committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee, under the Declaration, is closed for business.
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                                                                        4

                  "Calculation Agent" means any Person authorized by the Bank to determine the interest rate of the Securities.

                  "Capital Securities" has the meaning specified in the Recitals to this instrument.

                  "Cedel" means Cedel Bank, societe anonyme.

                  "Closing Date" means January 31, 1997 and such other dates as the parties hereto may agree upon to consummate the transactions contemplated hereby.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Securities" means the common securities issued by the Trust.

                  "Corporate Trust Office" means the principal office of the Trustee in the City of New York, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is located at 153 West 51st Street, 8th Floor, New York, New York 10019,
Attention: Corporate Trust Administration.

                  "Covenant Defeasance" has the meaning specified in
Section 403.

                  "Custodian" means the custodian for the time being of any Global Security as designated by the Depositary.

                  "Declaration" means the Amended and Restated Declaration of Trust, dated as of January 31, 1997, as amended, modified or supplemented from time to time, among the trustees of the Trust named therein, the Bank, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust.

                  "Defaulted Interest" has the meaning specified in
Section 307.
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                                                                           5

                  "Depositary" means, with respect to Securities issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities.

                  "Determination Date" means, with respect to any interest period, the date that is two London Business Days prior to the first day of such interest period.

                  "DWAC" means Deposit and Withdrawal At Custodian
Service.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                  "Event of Default" has the meaning specified in Section
501.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor legislation.

                  "Extension Period" has the meaning specified in Section
301.

                  "Federal Reserve Board" shall have the meaning set forth in Section 1201.

                  "Global Security" means a Security that evidences all or part of the Securities and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

                  "Guarantee" means the Guarantee Agreement, dated as of January 31, 1997, made by the Capital One Financial Corporation in favor of The First National Bank of Chicago as trustee thereunder for the benefit of the Holders (as defined therein) of the Capital Securities and the holder of the Common Securities.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "Indebtedness" means, whether recourse is to all or a portion of the assets of the Bank and whether or not contingent,
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                                                                            6

(i) every obligation of the Bank for money borrowed; (ii) every obligation of the Bank evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Bank with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Bank; (iv) every obligation of the Bank issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Bank; (vi) every obligation of the Bank for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Bank has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that "Indebtedness" shall not include (a) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Securities, (b) any Indebtedness of the Bank which when incurred was without recourse to the Bank, (c) any Indebtedness of the Bank to any of its subsidiaries, (d) Indebtedness of the Bank to any employee, or (e) any Indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Bank that is a financing entity of the Bank in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                  "Initial Purchasers" means Lehman Brothers International (Europe) and J.P. Morgan Securities Ltd.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as the term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date", when used with respect to any installment of interest on a Security, means the date specified in such Security as the fixed date on which an installment of interest with respect to the Securities is due and payable.

                  "Investment Company Event" means the receipt by the Trust of an Opinion of Counsel having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Securities.

                  "Junior Subordinated Securities" has the meaning specified in the Recitals to this instrument.

                  "Legal Defeasance" has the meaning specified in Section
402.

                  "LIBOR" means, with respect to an interest period relating to an Interest Payment Date (in the following order of priority):

                  (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

                  (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on

                          Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

                  (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

                  (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for Loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

                  (v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the interest period immediately preceding such current interest period.

                  If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

                  "London Business Day" means any day, other than a Saturday or Sunday, on which banks are open for business in London.

                  "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity (which may be extended as therein or herein provided) or by declaration of acceleration, call for redemption or otherwise.

                  "Maturity Advancement" shall have the meaning set forth in Section 1201.

                  "NON-U.S. CERTIFICATE" SHALL HAVE THE MEANING SET FORTH IN SECTION 315.

                  "Officers' Certificate" means a certificate signed on behalf of the Bank by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Bank, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to
Section 1004 shall be the principal executive, financial or accounting officer of the Bank. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each officer signing the Officers' Certificate on behalf of the Bank has read the covenant or condition and the definitions relating thereto;

                  (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Bank (and who may be an employee of the Bank). An opinion of counsel may rely on Officers' Certificates as to matters of fact.

                  "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities authenticated and delivered under this Indenture, except: (i) Securities cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Bank) in trust or set aside and segregated in trust by the Bank (if the Bank shall act as its own Paying Agent) for the Holder of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(iii) Securities which have been paid pursuant to Section 306, or in exchange or for in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Bank; provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Bank, any of its subsidiaries or any of its affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

                  "Paying Agent" means any Person authorized by the Bank to pay the principal of or interest on any Securities on behalf of the Bank.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                  "Private Placement Legend" has the meaning specified in
Section 314 of this Indenture.

                  "Property Trustee" has the meaning set forth in the Declaration.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth day of the month of the relevant Interest Payment Date.

                  "Regular Trustee" has the meaning specified in the Declaration.

                  "Regulation S" means Regulation S under the Securities Act and any successor regulation thereto.

                  "REGULATION S CERTIFICATE" SHALL HAVE THE MEANING SET FORTH IN SECTION 315.

                 "Regulation S Global Security" means any Global Security or Securities evidencing Securities that are to be traded pursuant to Regulation S.

                  "Regulation S PERMANENT Global Security" has the meaning specified in Section 315.

                  "Regulation S TEMPORARY Global Security" has the meaning specified in Section 315.

                  "Regulatory Capital Event" means that the Bank shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Board of Governors of the Federal Reserve System, or (b) any official or administrative pronouncement or action or judicial decision for interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute (x) either Tier 1 capital (or its then equivalent) or Tier 2 capital (or its then equivalent), in the case of the Bank, or (y) Tier 1 capital in the case of the Corporation; provided, however, that the distribution of the Securities in connection with the liquidation of the Trust by the Bank shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

                  "Release Date" shall have the meaning set forth in
Section 315.

                  "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any Vice President, Assistant Vice Presidents, the Secretary, any Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Global Security" means any Global Security or Securities evidencing Securities that are to be traded pursuant to Rule 144A.

                  "Restricted Period" shall have the meaning specified in
Section 316.

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) of the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Securities" has the meaning specified in the Recitals to this instrument.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                  "Special Event" means either an Investment Company Event, a Regulatory Capital Event or a Tax Event.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                  "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the date on which the principal, together with any accrued and unpaid interest, of such Security or such installment of interest is due and payable, or such earlier date as may be determined in accordance with the terms of the Security and this Indenture.

                  "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Bank or by one or more other Subsidiaries or by the Bank and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                  "Tax Event" means the receipt by the Bank of an Opinion of Counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced or which action is taken on or after the date of original issuance of the Capital Securities under the Declaration, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Bank on the Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Bank, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to the Securities which are no longer held by the Trust, "Tax Event" means the receipt by the Bank of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Securities, there is more than an insubstantial risk that interest payable by the Bank on the Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Bank, in whole or in part, for United States federal income tax purposes.

                  "Trust" means Capital One Capital I, a statutory business trust declared and established pursuant to the Delaware Business Trust Act by the Declaration.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "U.S. Government Obligations" has the meaning specified in Section 404.

                  "Vice President", when used with respect to the Bank or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 2.        Compliance Certificates and Opinions; Officers'
                    Certificate of Evidence.

                  Upon any application or request by the Bank to the Trustee to take any action under any provision of this Indenture, the Bank shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Bank, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

                  Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 3.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Bank may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Bank stating that the information with respect to such factual matters is in the possession of the Bank, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 4.  Acts of Holders; Record Dates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee at the address specified in Section 105 and, where it is hereby expressly required, to the Bank. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
601) conclusive in favor of the Trustee and the Bank, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) The Bank may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Bank prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 15th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to
Section 701) prior to such first solicitation or vote, as the case may be.

                  With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d) The ownership of Securities shall be proved by the Security Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Bank in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 5.  Notices, Etc. to Trustee and the Bank.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (1) the Trustee by any Holder or by the Bank shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

                  (2) the Bank by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Bank addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Bank; provided, however, that the Trustee may provide such information or documents to the Bank by facsimile or overnight courier.

SECTION 6.  Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by telecopier or overnight air courier guaranteeing next day delivery.

SECTION 7.  Conflict With Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as to modified or so be excluded, as the case may be.

SECTION 8.  Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 9.  Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.  Benefits of Indenture.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Indebtedness, the holders of Capital Securities (to the extent provided herein) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.  GOVERNING LAW.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

SECTION 12.  Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal of the Securities need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                  ARTICLE TWO

                                 SECURITY FORMS

                  The Junior Subordinated Securities in definitive form shall be in the form attached hereto as Exhibit A.

                  If the Securities are distributed to the holders of Capital Securities and Common Securities, the record holder (including any Depositary) of any Capital Securities or Common Securities shall be issued Securities in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the legends in substantially the form of the legends existing on the security representing the Capital Securities or Common Securities to be exchanged (with such changes thereto as the officers executing such Securities determine to be necessary or appropriate, as evidenced by their execution of the Securities) and such other legends as may be applicable thereto (including any legend required by Section 313 or Section 314 hereof), duly executed by the Bank and authenticated (upon receipt of a Bank Order for the authentication) by the Trustee or the Authenticating Agent as provided herein, which Securities, if to be held in global form by any Depositary, may be deposited on behalf of the holders of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of the Depositary.

                  Any Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the holder of such Securities in accordance with the Indenture. Payment of principal, interest and premium, if any, on any Global Security shall be made to the holder of such Global Security.

                  The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

                  The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these or other methods, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.


                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 301.  Title and Terms.

                  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                  The Securities' Stated Maturity shall be February 1,
2027.

                  The Securities shall bear interest at a variable per annum rate equal to LIBOR plus 1.55%, from January 31, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on the 1st Day of February, May, August and November of each year, commencing May 1, 1997, until the principal thereof is paid or made available for payment; provided, however, that no Holder of a beneficial interest in a Registration S TEMPORARY Global Security may receive principal or interest payments. Interest will compound quarterly and will accrue at a variable per annum rate equal to LIBOR plus 1.55%, to the extent permitted by applicable law, on any interest installment in arrears for more than one quarterly period or during an extension of an interest payment period as set forth below in this
Section 301. In the event that any date on which interest is payable on the Securities is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay); provided, however, that if such Business Day is the next succeeding calendar year, such payment of the interest payable shall be on the preceding Business Day.

                  The Bank shall have the right, at any time during the term of the Securities, from time to time and so long as no Indenture Event of Default has occurred or is continuing, to defer payment of interest on such Security for up to 20 consecutive quarterly periods (an "Extension Period") provided that no Extension Period may extend past the Maturity of the Security. There may be multiple Extension Periods of varying lengths during the term of the Securities. At the end of each Extension Period, if any, the Bank shall pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly at the rate specified on this Security to the extent permitted by applicable law. Prior to the termination of any such Extension Period, the Bank may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Securities. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Bank may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Bank shall give the Trustee, the Property Trustee and the Regular Trustees written notice of its election of such Extension Period at least one Business Day prior to the record date for the related interest payment.

                  The Trustee shall promptly give notice of the Bank's selection of such Extension Period to the Holders of the Capital Securities.

                  The principal of and interest on the Securities shall be payable at the office or agency of the Paying Agent in the United States maintained for such purpose and at any other office or agency maintained by the Bank for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Bank payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) with respect to Holders who own at least $1,000,000 of Securities, by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

                  The Securities shall be subordinated in right of payment to Indebtedness as provided in Article Eleven.

                  The Securities shall be redeemable as provided in Article Twelve.

SECTION 302.  Denominations.

                  The Securities shall be issuable only in registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.  Execution, Authentication, Delivery and Dating.

                  The Securities shall be executed on behalf of the Bank by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Bank shall bind the Bank, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, the Bank may deliver Securities executed by the Bank to the Trustee for authentication, together with a Bank Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Bank Order shall authenticate and make available for delivery such Securities as in this Indenture provided and not otherwise.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.  Temporary Securities.

                  Pending the preparation of definitive Securities, the Bank may execute, and upon Bank Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Bank will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Bank designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Bank shall execute and the Trustee shall authenticate, upon receipt of a Bank Order for the authentication, and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.  Registration; Registration of Transfer and
                Exchange.

                  The Bank shall cause to be kept at the Corporate Trust Office of the Trustee, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at an office or agency of the Bank designated pursuant to Section 1002 for such purpose, the Bank shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Bank shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Bank) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906 or 1208 not involving any transfer.

                  If the Securities are to be redeemed in part, the Bank shall not be required (A) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1204 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any

Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Securities to be traded on the PORTAL Market shall be represented by the Restricted Global Security registered in the name of the Depositary or the nominee of the Depositary.

                  The transfer and exchange of beneficial interests in any Global Security, which does not involve the issuance of a definitive Security or the transfer of interests to another Global Security, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Neither the Trustee nor the Custodian (in such respective capacities) will have any responsibility for the transfer and exchange of beneficial interests in such Global Security that does not involve the issuance of a definitive Security or the transfer of interests to another Global Security.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.

                  If any mutilated Security is surrendered to the Trustee, the Bank shall execute and the Trustee, upon receipt of a Bank Order for the authentication, shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Bank and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Bank or the Trustee that such Security has been acquired by a bona fide purchaser, the Bank shall execute and the Trustee shall, upon receipt of a Bank Order for the authentication, authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Bank in its discretion may, subject to the preceding paragraph, pay such Security instead of issuing a new Security.

                  Upon the issuance of any new Security under this Section, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its agents and counsel) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Bank, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.  Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Bank, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Bank may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Bank shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Bank shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Bank of such Special Record Date and, in the name and at the expense of the Bank, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Bank may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and if so listed, upon such notice as may be required by such exchange, if, after written notice given by the Bank to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee in its sole discretion. Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue which, which were carried by such other Security.

SECTION 308.  Persons Deemed Owners.

                  Prior to due presentment of a Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Bank, the Trustee nor any officer, director, employee or agent of the Bank or the Trustee shall be affected by notice to the contrary.

SECTION 309.  Cancellation.

                  All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Bank may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Bank may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Bank Order, provided, however, that the Trustee may but shall not be required to destroy such Securities. If the Bank shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

SECTION 310.  Computation of Interest.

                  The Bank shall appoint a Calculation Agent, which may be the Trustee, to determine LIBOR as of the Determination Date for each quarterly interest period and to calculate the interest rate and the amount of interest due for each such interest period. Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the interest rate for each interest period shall be final and binding on the holders of the Securities.

                  Interest on the Securities shall be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of actual number of days elapsed in such 90-day quarterly period.

SECTION 311.  Right of Set-off.

                  Notwithstanding anything to the contrary in the Indenture, the Bank shall have the right to set-off any payment it is otherwise required to make thereunder to the extent the Bank has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

SECTION 312.  CUSIP Numbers.

                  The Bank in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Bank shall promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 313.  Global Securities.

                  If the Securities are distributed to the holders of Capital Securities, such Securities distributed in respect of Capital Securities that are held in global form by a Depositary will initially be issued as a Global Security, unless such transfer cannot be effected through book-entry settlement. If the Bank shall establish that the Securities are to be issued in the form of one or more Global Securities, then the Bank shall execute and the Trustee shall, in accordance with Section 303 and the Bank Order, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities to be issued in the form of Global Securities and not yet cancelled,
(ii) shall be registered in the name of the

Depositary for such Global Security or Securities or the nominee of such Depositary, and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions. Global Securities shall bear a legend substantially to the following effect:

                  "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Notwithstanding the provisions of Section 305, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a part of the Securities may not be transferred in the manner provided in Section 305 except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Every Security delivered upon registration or transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Bank or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                  Definitive Securities issued in exchange for all or a part of a Global Security pursuant to this Section 313 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Security Registrar shall deliver such definitive Securities to the persons in whose names such definitive Securities are so registered.

                  At such time as all interests in Global Securities have been redeemed, repurchased or canceled, such Global Securities shall be, upon receipt thereof, canceled by the Trustee in accordance with its standing procedures in effect from time to time and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in Global Securities is exchanged for definitive Securities, redeemed, canceled or transferred to a transferee who receives definitive Securities therefor or any definitive Security is exchanged or transferred for part of Global Securities, the principal amount of such Global Securities shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Securities by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

                  The Bank and the Trustee may for all purposes, including the making of payments due on the Securities, deal with the Depositary as the authorized representative of the Holders for the purposes of exercising the rights of Holders hereunder. The rights of the owner of any beneficial interest in a Global Security shall be limited to those established by law and agreements between such owners and depository participants or Euroclear and Cedel; provided, that no such agreement shall give any rights to any person against the Bank or the Trustee or its officers, directors, employees and agents, without the written consent of the parties so affected. Multiple requests and directions from and votes of the Depositary as holder of Securities in global form with respect to any particular matter shall not be deemed inconsistent to the extent they do not represent an amount of Securities in excess of those held in the name of the Depositary or its nominee.

                  If at any time the Depositary for any Securities represented by one or more Global Securities notifies the Bank that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under this Section 313, the Bank shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Bank within 90 days after the Bank receives such notice or becomes aware of such ineligibility, the Bank's election that such Securities be represented by one or more Global Securities shall no longer be effective and the Bank shall execute, and the Trustee, upon receipt of a Bank Order for the authentication and delivery of definitive Securities, will authenticate and make available for delivery Securities in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

                  The Bank may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Bank shall execute, and the Trustee, upon receipt of a Bank Order for the authentication and delivery of definitive Securities, shall authenticate and make available for delivery, Securities in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.

                  Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 314(a)), Global Securities may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  Interests of beneficial owners in Global Security may be transferred or exchanged for definitive Securities and definitive Securities may be transferred or exchanged for Global Securities in accordance with rules of the Depositary and the provisions of Section 315.

                  Any Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradeable on the PORTAL Market or as may be required for the Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with Regulation S or with the rules and regulations of any securities exchange upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

SECTION 314.  Restrictive Legend.

                  (a) Each Global Security and definitive Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until three years after the later of the date of original issue and the last date on which the Bank or any Affiliate of the Bank was the owner of such Capital Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"), unless otherwise agreed by the Bank and the Holder thereof:

                  "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE BANK THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; OR (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE LATER OF THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE BANK OR ANY AFFILIATE OF THE BANK WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR) EXCEPT (A) TO THE BANK, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2),

         (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D), (E) AND (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE PROPERTY TRUSTEE FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE."

                  Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon satisfaction of the requirements of
Section 314(b) and surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 314, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 314(a).

                  (b) Upon any sale or transfer of any Restricted Security (including any interest in a Global Security) (i) that is effected pursuant to an effective registration statement under the Securities Act or (ii) in connection with which the Trustee receives certificates and other information (including an opinion of counsel, if requested) reasonably acceptable to the Bank to the effect that such security will no longer be subject to the resale restrictions under federal and state securities laws, then (A) in the case of a Restricted Security in definitive form, the Security Registrar or co-Registrar shall permit the holder thereof to exchange such Restricted Security for a Security that does not bear the legend set forth in Section 314(a), and shall rescind any such restrictions on transfer and (B) in the case of Restricted Securities represented by a Global Security, such Security shall no longer be subject to the restrictions contained in the legend set forth in Section 314(a) (but still subject to the other provisions hereof). In addition, any Security (or Security issued in exchange or substitution therefor) as to which the restrictions on transfer described in the legend set forth in Section 314(a) have expired by their terms, may, upon surrender thereof (in accordance with the terms of this Indenture) together with such certifications and other information (including an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Bank, addressed to the Bank and the Trustee and in a form acceptable to the Bank, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 or such successor provision) acceptable to the Bank and the Trustee as either of them may reasonably require, be exchanged for a new Security or Securities of like tenor and aggregate principal amount, which shall not bear the restrictive legends set forth in Section 314(a). The Trustee shall receive a certificate, upon which the Trustee may conclusively rely, from the Person transferring such Restricted Security, stating that such transferor satisfies the requirements of this Section 314 and that all conditions precedent required for such transfer have occurred.

SECTION 315.  Regulation S Global Securities; Regulation S
                Certificates.

                  (a) The distribution of Securities to the Holders of Capital Securities in reliance on Regulation S will be issued in the form of a single TEMPORARY global security (the "Regulation S TEMPORARY Global Security"). Each Global Security that constitutes a Regulation S TEMPORARY Global Security shall bear the following legend:

         THIS GLOBAL SECURITY IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

         NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

                  (b) The beneficial interests in a Regulation S TEMPORARY Global Security will be exchangeable for beneficial interests in a single permanent global security (the "Regulation S Permanent Global Security", together with the Regulation S TEMPORARY Global Security, the "Regulation S Global Security") on or after the expiration of the Restricted Period (the "Release Date") and only in accordance with Section 315(c) hereof.

                  (c)(i) On or prior to the Release Date, each beneficial owner of a Regulation S TEMPORARY Global Security shall deliver to Euroclear or Cedel (as applicable) a certificate certifying that the Holder of the beneficial interest in the Regulation S TEMPORARY Global Security is a non-United States Person within the meaning of Regulation S (a "Regulation S Certificate"), substantially in the form of Exhibit B-2 attached hereto; provided, however, that any beneficial owner of a Regulation S TEMPORARY Global Security on the Release Date or any payment date that has previously delivered a Regulation S Certificate hereunder shall not be required to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, in which case such beneficial owner shall promptly notify Euroclear or Cedel, as applicable, thereof and shall deliver an updated Regulation S Certificate). Euroclear or Cedel, as applicable, shall deliver to the Paying Agent a certificate, substantially in the form of Exhibit B-1 attached hereto ( a "Non-U.S. Certificate") promptly upon the receipt of each such Regulation S Certificate, and no such beneficial owner (or transferee from such beneficial owner) shall be entitled to receive an interest in a Regulation S Permanent Global Security or any payment of principal or interest, Redemption Price or any other payment, with respect to its interest in a Regulation S TEMPORARY Global Security prior to the Paying Agent receiving such Non-U.S. Certificate from Euroclear or Cedel with respect to the portion of the Regulation S TEMPORARY Global Security owned by such beneficial owner (and, with respect to an interest in the Regulation S Permanent Global Security, prior to the Release Date).

                  (ii) Any payments of principal or interest, Redemption Price or any other payment, on a Regulation S TEMPORARY Global Security received by Euroclear or Cedel with respect to any portion of such Regulation S Global Security owned by a beneficial owner that has not delivered the Regulation S

Certificate required by Section 315(c)(i) hereof shall be held by Euroclear and Cedel solely as agents for the Paying Agent. Euroclear and Cedel shall remit such payments to the applicable beneficial owner (or to a Euroclear or Cedel member on behalf of such beneficial owner) only after Euroclear or Cedel has received the requisite Regulation S Certificate. Until the Paying Agent has received a certification from Euroclear or Cedel, as applicable, that it has received the requisite Regulation S Certificate with respect to the beneficial ownership of any portion of a Regulation S TEMPORARY Global Security, the Paying Agent may revoke the right of Euroclear or Cedel, as applicable, to hold any payments made with respect to such portion of such Regulation S Global Security. If the Paying Agent exercises its right of revocation pursuant to the immediately preceding sentence, Euroclear or Cedel, as applicable, shall return such payments to the Paying Agent and the Paying Agent shall hold such payments until Euroclear or Cedel, as applicable, has provided necessary Non-U.S. Certificates to the Paying Agent (at which time the Paying Agent shall forward such payments to Euroclear or Cedel, as applicable, to be remitted to the beneficial owner that is entitled thereto on the records of Euroclear or Cedel (or on the records of their respective members)).

                    (iii) Each beneficial owner of a Regulation S TEMPORARY Global Security shall exchange its interest therein for an interest in a Regulation S Permanent Global Security on or after the Release Date upon furnishing to Euroclear or Cedel (as applicable) the Regulation S Certificate and upon receipt by the Paying Agent of the Non-U.S. Certificate thereof from Euroclear or Cedel, as applicable, in each case pursuant to the terms of
Section 315(c)(i) hereof. On and after the Release Date, upon receipt by the Paying Agent of any Non-U.S. Certificate from Euroclear or Cedel described in the immediately preceding sentence, (i) with respect to the first such Non-U.S. Certificate the Bank shall execute and the Authenticating Agent shall authenticate, upon receipt of a Bank Order for the authentication, and deliver to the Custodian the applicable Regulation S Permanent Global Security and (ii) with respect to the first and all subsequent Non-U.S. Certificates, the custodian shall exchange on behalf of the applicable beneficial owners the portion of the applicable Regulation S TEMPORARY Global Security covered by such Non-U.S. Certificates for a comparable portion of the applicable Regulation S Permanent Global Security. Upon any exchange of a portion of a Regulation S TEMPORARY Global Security for a comparable portion of a Regulation S Permanent Global Security, the Custodian shall endorse on the schedules affixed to each of such Regulation S Global Security (or on continuations of such schedules affixed to each of such Regulation S Global Security and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to the applicable Regulation S TEMPORARY Global Security, a decrease in the principal amount thereof equal to the amount covered by the applicable certification and (y) with respect to the applicable Regulation S Permanent Global Security, an increase in the principal amount thereof equal to the principal amount of the decrease in the applicable Regulation S TEMPORARY Global Security pursuant to clause (x) above.

SECTION 316.  Special Transfer Provisions.

                  At any time at the request of the beneficial holder of an interest in a Security in global form, such beneficial holder shall be entitled to obtain a definitive Security upon written request to the Trustee in accordance with the standing instructions and procedures existing between the Depositary and the Trustee for the issuance thereof. Upon receipt of any such request, the Trustee will cause the aggregate principal amount of the Security in global form to be reduced and, following such reduction, the Bank will execute and, upon receipt of a Bank Order for the authentication, the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Security or Securities in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

                  Any transfer of a beneficial interest in a Security in global form which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a definitive Security or Securities registered in the name of the transferee (or its nominee) on the books maintained by the Trustee. With respect to any such transfer, the Trustee will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of the Security in global form to be reduced and, following such reduction, the Bank will execute and the Trustee, upon receipt of a Bank Order for the authentication, will authenticate and deliver to the transferee (or such transferee's nominee, as the case may be), a

Security or Securities in the appropriate aggregate principal amount in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Indenture. In connection with any such transfer, the Trustee may request a certificate, upon which the Trustee may conclusively rely, containing such representations and agreements relating to the restrictions on transfer of such Security or Securities from such transferee (or such transferee's nominee) as the Trustee may reasonably require.

                  So long as the Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Security to a QIB in accordance with Rule 144A, unless otherwise requested by the transferor, and upon receipt of the definitive Security or Securities being so transferred, together with a certification from the transferor that the transferor reasonably believes that the transferee is a QIB, the Trustee shall make an endorsement on the Restricted Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Restricted Global Security, the Trustee shall cancel such definitive Security or Securities and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Securities represented by the Restricted Global Security to be increased accordingly.

                  So long as the Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Security in accordance with Regulation S, if requested by the transferor, and upon receipt of the definitive Security or Securities being so transferred, together with a certification from the transferor that the transfer was made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act, the Trustee shall make or direct the Custodian to make, an endorsement on the Regulation S Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Regulation S Global Security, the Trustee shall cancel such definitive Security or Securities and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Securities represented by the Regulation S Global Security to be increased accordingly.

                  If a holder of a beneficial interest in the Restricted Global Security wishes at any time to exchange its interest in the Restricted Global Security for an interest in the Regulation S Global Security, or to transfer its interest in the Restricted Global Security to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as transfer agent of (1) instructions given in accordance with the Depositary's procedures from or on behalf of a holder of a beneficial interest in the Restricted Global Security, directing the Trustee (via DWAC), as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Security in an amount equal to the beneficial interest in the Restricted Global Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depositary (via DWAC), its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Restricted Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred from the relevant participant, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions (via DWAC) to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who may be Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or Cedel or another agent member of Euroclear or Cedel, or both, as the case may be, acting for and on behalf of them) a beneficial interest in such Regulation S Global Security equal to the reduction in the principal amount of such Restricted Global Security.

                  If a holder of a beneficial interest in the Regulation S Global Security wishes at any time to exchange its interest in the Regulation S Global Security for an interest in the Restricted Global Security, or to transfer its interest in the Regulation S Global Security to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Security, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Restricted Global Security. Upon receipt by the Trustee, as transfer agent of (1) instructions given in accordance with the procedures of Euroclear or Cedel and the Depositary, as the case may be, from or on behalf of a beneficial owner of an interest in the Regulation S Global Security directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Restricted Global Security in an amount equal to the beneficial interest in the Regulation S Global Security to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Cedel and the Depositary, as the case may be, containing information regarding the account with the Depositary to be credited with such increase and the name of such account, and (3) prior to the expiration of the Restricted Period, a certificate, upon which the Trustee may conclusively rely, given by the holder of such beneficial interest and stating that the person transferring such interest in such Regulation S Global Security reasonably believes that the person acquiring such interest in the Restricted Global Security is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as transfer agent, shall promptly deliver (via

DWAC) appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Regulation S Global Security to be exchanged or transferred, and the Trustee, as transfer agent, shall promptly deliver (via
DWAC) appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security. After the expiration of the Restricted Period (as defined below), the certification requirement set forth in clause (3) of the second sentence of the above paragraph will no longer apply to such exchanges and transfers.

                  If a holder of a definitive Security wishes at any time to exchange its Security for a beneficial interest in any Global Security (or vice versa), or to transfer its definitive Security to a person who wishes to take delivery thereof in the form of a beneficial interest in a Global Security (or vice versa), such Securities and beneficial interests may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of the two preceding paragraphs (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Bank and the Trustee.

                  Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                  Prior to or on the 40th day after the later of the commencement of the offering of the Capital Securities and the Closing Date (the "Restricted Period"), beneficial interests in a Regulation S Global Security may only be held through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear or Cedel or another agent member of Euroclear and

Cedel acting for and on behalf of them, unless delivery is made through the Restricted Global Security in accordance with the certification requirements hereof. During the Restricted Period, interests in the Regulation S Global Security, if any, may be exchanged for interests in the Restricted Global Security or for definitive Securities only in accordance with the certification requirements described above.

                  Until the later of the Release Date and the provision of the certifications required by Section 315, beneficial interests in any Regulation S TEMPORARY Global Security may be held only through members acting for and on behalf of Euroclear and Cedel.

SECTION 317.  Shortening of Stated Maturity.

                  The Bank shall have the right to shorten the Stated Maturity of the principal of the Securities of such series at any time to any date not earlier than the first date on which the Bank has the right to redeem the Securities. In the event the Bank elects to shorten the Stated Maturity Junior Subordinated Debentures, it shall give written notice to the Trustee, and the Trustee shall give notice of such shortening to the Holders, no less than 30 and no more than 60 days prior to the effectiveness thereof. The Bank's right to shorten the Stated Maturity of the principal of the Securities pursuant to the preceding sentence is subject to the Bank having received any necessary prior regulatory approval.


                                  ARTICLE FOUR

                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 401.  Satisfaction and Discharge of Indenture.

                  This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on written demand of and at the expense of the Bank, shall execute instruments supplied by the Bank acknowledging satisfaction and discharge of this Indenture, when (1) either (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or (B) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Maturity within one year, or (iii) if redeemable at the option of the Bank, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and of the expense, of the Bank and the Bank, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity or Redemption Date, as the case may be; (2) the Bank has paid or caused to be paid all other sums payable hereunder by the Bank; and (3) the Bank has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Bank to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.  Legal Defeasance.

                  In addition to discharge of this Indenture pursuant to
Section 401, in the case of any Securities with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), the Bank shall be deemed to have paid and discharged the entire indebtedness on all the Securities as provided in this Section on and after the date the conditions set forth in Section 404 are satisfied, and the provisions of this Indenture with respect to the Securities shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) maintenance of a Paying Agent, (iv) rights of Holders of Securities to receive, solely from the trust fund described in subparagraph (a) of Section 404, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (v) the rights, obligations, duties and immunities of the Trustee hereunder, (vi) this Section 402 and (vii) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) (hereinafter called "Legal Defeasance"), and the Trustee, at the cost and expense of the Bank, shall acknowledge the same.

SECTION 403.  Covenant Defeasance.

                  In the case of any Securities with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), (x) the Bank shall be released from its obligations under any covenants specified in or pursuant to this Indenture (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) maintenance of a Paying Agent, (iv) rights of Holders of Securities to receive, from the Bank pursuant to Section 1001, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (v) the rights, obligations, duties and immunities of the Trustee hereunder and (vi) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (y) the occurrence of any event specified in Section 501(3) (with respect to any of the covenants specified in or pursuant to this Indenture) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities as provided in this Section on and after the date the conditions set forth in Section 404 are satisfied (hereinafter called "Covenant Defeasance"), and the Trustee, at the cost and expense of the Bank, shall acknowledge the same. For this purpose, such Covenant Defeasance means that the Bank may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 501(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.

SECTION 404.  Conditions to Legal Defeasance or Covenant
                Defeasance.

                  The following shall be the conditions to application of either Section 402 or 403 to the Outstanding Securities:

                  (a) with reference to Section 402 or 403, the Bank has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities (i) cash in an amount, (ii) direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest, if any, at such times and in such amounts as will ensure the availability of cash, (iii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, or (iv) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and interest, if any, on all Securities on each date that such principal or interest, if any, is due and payable;

                  (b) in the case of Legal Defeasance under Section 402, the Bank has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Bank has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance under Section 403, the Bank has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

                  (d) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Bank is a party or by which it is bound; and

                  (e) the Bank shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with.

SECTION 405.  Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and such money and all money from such U.S. Government Obligations shall be applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Bank acting as its own Paying Agent), as the Trustee may determine in its sole discretion, to the Persons entitled thereto, of the principal and interest for whose payment such money and U.S. Government Obligations has been deposited with the Trustee.

SECTION 406.  Indemnity for U.S. Government Obligations.

                  The Bank shall pay and indemnify the Trustee and its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal or interest received in respect of such obligations other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.


                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default.

                  "Event of Default" wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) failure for 30 days to pay any interest on the Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

                  (2) failure to pay any principal on the Securities when due, whether at Maturity, upon redemption, by declaration of acceleration or otherwise;

                  (3) failure to observe or perform in any material respect any other covenant herein that continues 90 days after written notice to the Bank from the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

                  (4) entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable Federal or State insolvency, liquidation or other similar law or

(B) a decree or order requiring the appointment of a receiver with respect to the Bank or all or substantially all its property, or approving as properly filed a petition seeking arrangement, adjustment or composition of or in respect of the Bank under any applicable Federal or State law, at appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Bank or of substantially all of the property of the Bank, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (5) (A) the commencement by the Bank of a voluntary case or proceeding under any applicable Federal or State insolvency, liquidation or other similar law or of any other case or proceeding for the appointment of a receiver with respect to the Bank or all or substantially all its property, or
(B) the consent by the Bank or to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable Federal or State insolvency, liquidation or other similar law or to the commencement of any insolvency case or proceeding against the Bank for the appointment of a receiver with respect to the Bank or all or substantially all its property, or (C) the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or
(D) the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Bank or of all or substantially all of the property of the Bank, or (E) the making by the Bank of an assignment for the benefit of creditors.

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

                  If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of and the interest on all the Securities and any other amounts payable hereunder to be due and payable immediately, provided, however, that if upon an Event of Default, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities fail to declare the payment of all amounts on the Securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of Capital Securities then outstanding shall have such right, by a notice in writing to the Bank (and to the Trustee if given by Holders or the holders of Capital Securities) and upon any such declaration such principal and all accrued interest shall become immediately due and payable.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Bank and the Trustee, may rescind and annul such declaration and its consequences if (1) the Bank has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities, (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. Should the Holders of such Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities then outstanding shall have such right. No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.  Collection of Indebtedness and Suits for
                Enforcement by Trustee.

                  The Bank covenants that if

                  (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of any Security at the Maturity thereof, the Bank will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  Trustee may File Proofs of Claim.

                  In case of any receivership, insolvency, liquidation, arrangement, adjustment, composition or other similar judicial proceeding relative to the Bank (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  Trustee may Enforce Claims Without Possession of
                Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trust without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of any express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.  Application of Money Collected.

                  Subject to Article Eleven, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, upon presentation of the Securities and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid;

                  FIRST: To the payment of all amounts due the Trustee under Section 607; and

                  SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable as such Securities for principal and interest, respectively.

                  THIRD:  To the Bank, if any balance shall remain.

SECTION 507.  Limitation on Suits.

                  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.  Unconditional Right of Holders to Receive Principal
                and Interest; Capital Security Holders' Rights.

                  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section
307) interest on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  If an Event of Default constituting the failure to pay interest or principal on the Securities on the date such interest or principal is otherwise payable has occurred and is continuing, then a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities as such holder on or after the respective due date specified in the Securities. The Bank may not amend this Section without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Bank in connection with such a Direct Action, the Bank shall remain obligated to pay the principal of or interest on the Securities held by the Trust or the Property Trustee and the Bank shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Bank to such holder in any Direct Action. A holder of Capital Securities will not be able to exercise directly any other remedy available to the Holders of the Securities.

SECTION 509.  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Bank, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  Delay or Omission not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.  Control by Holders.

                  The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.  Waiver of Past Defaults.

                  Subject to Sections 902 and 1008 hereof, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                  (1) in the payment of the principal of or interest on any Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee); or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected;

provided, however, that should the Holders of such Outstanding Securities fail to waive such default, the Holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

                  Upon any such waiver, such default shall cease to exist, effective as of the date specified in such waiver (and effective retroactively to the date of default, if so specified) and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Bank or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest on any Security.

SECTION 515.  Waiver of Stay or Extension Laws.

                  The Bank covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Bank (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                    TRUSTEE

SECTION 601.  Certain Duties and Responsibilities.

                  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                  The Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

SECTION 602.  Notice of Defaults.

                  The Trustee shall give the Holders notice of any default known to it hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities; provided, further, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. For purposes of this Section, the Trustee shall not be deemed to have knowledge of a default unless a Responsible Officer of the Trustee has actual knowledge of such default or has received written notice of such default in the manner contemplated by Section 105.

SECTION 603.  Certain Rights of Trustee.

                  Subject to the provisions of Section 601:

                  (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Bank mentioned herein shall be sufficiently evidenced by a Bank Request or Bank Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel of its choice (and such counsel may be counsel to the Bank or any of its Affiliates and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Bank, personally or by agent or attorney at the sole cost and expense of the Bank;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (h) any application by the Trustee for written instructions from the Bank may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Bank for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Bank actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 604.  Not Responsible for Recitals or Issuance of
                Securities.

                  The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Bank, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, the Trustee shall not be accountable for the use or application by the Bank of Securities or the proceeds thereof.

SECTION 605.  Trustee and Other Agents may Hold Securities.

                  The Trustee, any Paying Agent, any Security Registrar, or any other agent of the Bank, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Bank with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent. Money held by the Trustee in trust hereunder shall not be invested by the Trustee pending distribution thereof to the holders of the Securities.

SECTION 606.  Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Bank.

SECTION 607.  Compensation; Reimbursement; and Indemnity.

                  The Bank, as issuer of the Securities, agrees

                  (1) to pay to the Trustee from time to time such compensation as the Bank and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify each of the Trustee and any predecessor Trustee and their respective officers, directors, employees and agents, for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income, revenues or gross receipts of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  The obligations of the Bank under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Bank, the Trustee shall have a lien prior to the Securities upon all property and lands held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premiums, if any, on) or interest on particular Securities.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4) or Section 501(5), the expenses (including the reasonable charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state liquidation, insolvency or other similar law.

                  The provisions of this Section shall survive the termination of this Indenture or the resignation or removal of the Trustee.

SECTION 608.  Disqualification; Conflicting Interests.

                  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.  Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has a Corporate Trust Office in New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 611.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Bank. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Bank. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Bank or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Bank or by any such Holder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Bank by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of

Trustee for any cause, the Bank, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Bank and the Retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Bank. If no successor Trustee shall have been so appointed by the Bank or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Bank shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.  Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bank and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on request of the Bank or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon acceptance of appointment by a successor Trustee as provided in this Section 611, the Bank shall mail notice of the succession of such Trustee hereunder to the Holders of the Securities as they appear on the Security Register. Upon request of any such successor Trustee, the Bank shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  The Trustee shall not be liable for the acts or omissions of any successor Trustee. The Trustee shall be paid all amounts owed to it upon its removal.

SECTION 612.  Merger, Conversion, Consolidation or Succession to
                Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not made available for delivery, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and make available for delivery the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.  Preferential Collection of Claims Against Bank.

                  If and when the Trustee shall be or becomes a creditor of the Bank (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Bank (or any such other obligor).

                                 ARTICLE SEVEN

                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND BANK

SECTION 701.  Bank to Furnish Trustee Names and Addresses of
                Holders.

                  The Bank will furnish or cause to be furnished to the Trustee
(a) quarterly, not later than January 15, April 15, July 15 and October 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders to the extent the Bank has knowledge thereof as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Bank of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.  Preservation of Information; Communications to
                Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701, and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Bank and the Trustee that neither the Bank nor the Trustee nor any officer, director, employee or agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.  Reports by Trustee.

                  (a) The Trustee shall transmit to Holders no later than 60 days after May 15 of each year commencing in 1998 such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Bank. The Bank will notify the Trustee, in writing, when the Securities are listed on any stock exchange.

SECTION 704.  Reports by Bank.

                  The Bank shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Bank May Consolidate, Etc., Only on Certain Terms.

                  The Bank shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (1) the Person formed by such consolidation or into which the Bank is merged or the Person that acquires by conveyance or transfer, or which leases, the properties and assets of the Bank substantially as an entirety shall be a corporation, partnership or trust, shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any additional interest) on all the Securities and the performance of every covenant of this Indenture on the part of the Bank to be performed or observed;

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                  (3) for so long as Securities registered on the Securities Register in the name of the Trust (or the Property Trustee) are outstanding, such consolidation, merger, conveyance, transfer or lease is permitted under the Declaration and does not give rise to any breach or violation of the Declaration;

                  (4) any such lease shall provide that it will remain in effect so long as any Securities are Outstanding; and

                  (5) the Bank has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 601, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 801.

SECTION 802.  Successor Person Substituted.

                  Upon any consolidation or merger by the Bank with or into any other Person, or any conveyance, transfer or lease by the Bank of its properties and assets substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Bank is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Bank under this Indenture with the same effect as if such successor Person had been named as the Bank herein; and, in the event of any such conveyance, transfer or lease the Bank shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved and liquidated.

                  Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Bank, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Bank and delivered to the Trustee; and, upon the order of such successor Person instead of the Bank and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate, upon receipt of a Bank Order for the authentication, and shall make available for delivery any Securities which previously shall have been signed and delivered by the officers of the Bank to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.

                  Without the consent of any Holders, the Bank, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Bank and the assumption by any such successor of the covenants of the Bank herein and in the Securities; or

                  (2) to add to the covenants of the Bank for the benefit of the Holders, or to surrender any right or power herein conferred upon the Bank; or

                  (3) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (3) shall not adversely affect the interests of the Holders of the Securities or, so long as any of the Capital Securities shall remain outstanding, the holders of the Capital Securities; or

                  (4) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

SECTION 902.  Supplemental Indentures With Consent of Holders.

                  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Bank and the Trustee, the Bank, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (1) change the Stated Maturity of, the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or extend the time of payment of interest thereon (except such extension as is contemplated hereby), or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders,

                  (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (3) modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, that, so long as any of the Capital Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Capital Securities, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the outstanding Capital Securities unless and until the principal of and any premium on the Securities and all accrued and unpaid interest thereon have been paid in full.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  Execution of Supplemental Indentures.

                  In executing, or accepting the additional trust created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Conformity With Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.  Reference in Securities to Supplemental Indentures.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Bank shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Bank, to any such supplemental indenture may be prepared and executed by the Bank and authenticated, upon receipt of a Bank Order for the authentication, and made available for delivery by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001.  Payment of Principal and Interest.

                  The Bank will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture and comply with all other terms and conditions and agreements contained herein.

SECTION 1002.  Maintenance of Office or Agency.

                  The Bank will maintain in The City of New York an office or agency where Securities may be presented or surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Bank in respect of the Securities and this Indenture may be served. The Bank will give prompt written notice to the Trustee of the location, and any change in location, of such office or agency. If at any time the Bank shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Bank hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Bank may also from time to time designate one or more other offices or agencies in the United States where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Bank of its obligation to maintain an office or agency in the United States for such purposes. The Bank will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  Money for Security Payments to be Held in Trust.

                  If the Bank shall at any time act as its own Paying Agent, it will, on, or at the option of the Bank, before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee, in writing, of its action or failure so to act. In such case the Bank shall not invest the amount so segregated and held in trust pending the distribution thereof.

                  Whenever the Bank shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Bank will promptly notify the Trustee, in writing, of its action or failure so to act; provided, however, that any such deposit on a due date shall be initiated no later than 12:00 noon (New York time) on a Business Day prior to the due date in same-day funds.

                  The Bank will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Bank (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

                  The Bank may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Bank Order direct any Paying Agent to pay, to the Trustee all sums held in the trust by the Bank or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Bank or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Bank, in trust for the payment of the principal or interest that has become due and payable shall be paid to the Bank on Bank Request, or (if then held by the Bank) shall be discharged from such trust, if such principal or interest has not been claimed by the Holder of the Security upon which such payments are due with in one year of the date such principal and interest became due and payable; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Bank for payment thereof, and all liability of the Trustee and its officers, directors, employees, and agents or such Paying Agent and its officers, directors, employees, and agents with respect to such trust money, and all liability of the Bank as trustee thereof, shall thereupon cease.

SECTION 1004.  Statements by Officers as to Default.

                  The Bank will deliver to the Trustee, within 120 days after the end of each fiscal year of the Bank ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Bank is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Bank shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005.  Existence.

                  Subject to Article Eight, the Bank will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Bank shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Bank and that the loss thereof is not disadvantageous in any material respect to the Holders and, while any Capital Securities are outstanding, the holders of the Capital Securities.

SECTION 1006.  Maintenance of Properties.

                  The Bank will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterment and improvements thereof, all as in the judgment of the Bank may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Bank from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Bank, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.  Payment of Taxes and Other Claims.

                  The Bank will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Bank or any Subsidiary or upon the income, profits or property of the Bank or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Bank or any Subsidiary that comprise more than 10% of the assets of the Bank and its Subsidiaries, taken as a whole; provided, however, that the Bank shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008.  Waiver of Certain Covenants.

                  Except as otherwise specified or as contemplated by Section 301 for Securities, the Bank may, with respect to the Securities, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 901(2) for the benefit of the Holders if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Bank and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1009.  Payment of the Trust's Costs and Expenses.

                  Since the Trust is being formed solely to facilitate an investment in the Securities, the Bank, as borrower, hereby covenants to pay all debts and obligations (other than with respect to the Capital Securities and Common Securities) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and their agents and counsel and all costs and expenses relating to the operation of the Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust and the Property Trustee after paying such expenses will be equal to the amounts the Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust, provided that the Trust is the holder of the Junior Subordinated Debentures. The foregoing obligations of the Bank are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Bank directly against the Bank, and the Bank irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Bank. The Bank shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

SECTION 1010.  Restrictions on Payments and Distributions.

                  The Bank will not, and will not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Bank's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Bank that rank pari passu with or junior in interest to the Securities or make any guarantee payments with respect to any guarantee by the Bank of the debt securities of any Subsidiary if such guarantee ranks pari passu with or junior in interest to the Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Bank in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Bank's capital stock (or any capital stock of a subsidiary of the Bank) for any class or series of the Bank's capital stock or of any class or series of the Bank's indebtedness for any class or series of the Bank's capital stock, (c) the purchase of fractional interests in shares of the Bank's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock) if at such time (x) there shall have occurred any event of which the Bank has actual knowledge that (I) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (II) in respect of which the Bank shall not have taken reasonable steps to cure, (y) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Bank shall have given notice of its election of an Extension Period as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

                                 ARTICLE ELEVEN

                          SUBORDINATION OF SECURITIES

SECTION 1101.  Securities Subordinate to Indebtedness.

                  The Bank covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article
Four), the payment of the principal of and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Indebtedness.

                  The provisions of this Article Eleven are made for the benefit of the holders of Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Indebtedness need not prove reliance on the subordination provisions hereof.

SECTION 1102.  Default on Indebtedness.

                  In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Indebtedness, or in the event that any event of default with respect to any Indebtedness shall have occurred and be continuing and shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled) or in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment shall be made by the Bank with respect to the principal (including redemption payments) of, or interest on, the Securities.

                  In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the preceding paragraph of this Section 1102, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such

Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Indebtedness (or their representative or representatives or a trustee) notify the Trustee, in writing, within 90 days of such payment of the amounts then due and owing on the Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Indebtedness.

SECTION 1103.  Prior Payment of Indebtedness Upon Acceleration of
                 Securities.

                  In the event that the Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts then due on or in respect of such Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities, by the Bank on account of the principal of or interest on the Securities or on account of the purchase or other acquisition of Securities by the Bank or any Subsidiary; provided, however, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Bank's business.

                  In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the preceding paragraph of this Section 1103, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Indebtedness (or their representative or representatives or a trustee) notify the Trustee, in writing, within 90 days of such payment of the amounts then due and owing on the Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Indebtedness.

SECTION 1104.  Liquidation; Dissolution.

                  Upon any payment by the Bank, or distribution of assets of the Bank of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Bank, whether voluntary or involuntary or in insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due upon all Indebtedness (including interest after the commencement of any insolvency, receivership or other proceedings at the rate specified in the applicable Indebtedness, whether or not such interest is an allowable claim in any such proceeding) shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal or interest on the Securities; and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Bank, or distribution of substantially all of the assets of the Bank of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article Eleven, shall be paid by the Bank or by any receiver, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Indebtedness (pro rata to such holders on the basis of the respective amounts of Indebtedness held by such holders, as calculated by the Bank) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Indebtedness in full (including interest after the commencement of any insolvency, receivership or other proceedings at the rate specified in the applicable Indebtedness, whether or not such interest is in an allowable claim in any such proceeding) or to provide for such payment in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Indebtedness, before any payment or distribution is made to the Holders of Securities or to the Trustee or the Property Trustee on behalf of the Holders of

Capital Securities; provided, however, that such holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Bank's business.

                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Bank of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Indebtedness is paid in full (including interest after commencement of any insolvency, receivership or other proceedings at the rate specified in the applicable Indebtedness, whether or not such interest is an allowable claim in any such proceeding), or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Indebtedness may have been issued, as their respective interests may appear, as calculated by the Bank, for application to the payment of all Indebtedness remaining unpaid to the extent necessary to pay all Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Indebtedness.

                  Any holder of Indebtedness may file any proof of claim or similar instrument on behalf of the Trustee and the Holders if such instrument has not been filed by the date which is 30 days prior to the date specified for filing thereof.

                  For purposes of this Article Eleven, the words "cash, property or securities" shall not be deemed to include shares of stock of the Bank as reorganized or readjusted, or securities of the Bank or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Eleven with respect to the Securities to the payment of all Indebtedness that may at the time be outstanding, provided, however, that (i) the Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Bank with, or merger of the Bank into, another corporation or the liquidation or dissolution of the Bank following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1104 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight hereof. Nothing in
Section 1103 or in this Section 1104 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1105.  Subrogation.

                  Subject to the payment in full of all Indebtedness to the extent provided in Sections 1103 and 1104, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of Indebtedness to receive payments or distributions of cash, property or securities of the Bank applicable to the Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Eleven, shall, as between the Bank, its creditors other than holders of Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Bank to or on account of the Indebtedness. It is understood that the provisions of this Article Eleven are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Indebtedness on the other hand.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Bank, its creditors other than the holders of Indebtedness, and the Holders of the Securities, the obligation of the Bank, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Bank other than the holders of the Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Indebtedness in respect of cash, property or securities of the Bank received upon the exercise of any such remedy.

                  Upon any payment or distribution of assets of the Bank referred to in this Article Eleven, the Trustee, subject to the provisions of
Section 601, and the Holders of the Securities, shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Indebtedness and other indebtedness of the Bank, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 1106.  Trustee to Effectuate Subordination.

                  Each Holder of a Security by acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate in the sole and absolute discretion of the Trustee to effectuate the subordination provided in this Article Eleven and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 1107.  Notice by the Bank.

                  The Bank shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Bank that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eleven. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eleven, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Bank or a holder or holders of Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 1107 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

                  The Trustee, subject to the provisions of Section 601, shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing himself to be a holder of Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1108.  Rights of the Trustee; Holders of Indebtedness.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Eleven in respect of any Indebtedness at any time held by it, to the same extent as any other holder of Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  With respect to the holders of Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Indebtedness and, subject to the provisions of
Section 601, the Trustee shall not be liable to any holder of Indebtedness if it shall pay over or deliver to holders of Securities, the Bank or any other Person money or assets to which any holder of Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

SECTION 1109.  Subordination May Not Be Impaired.

                  No right of any present or future holder of any Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Bank or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Bank with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Indebtedness or otherwise amend or supplement in any manner Indebtedness or any instrument evidencing the same or any agreement under which Indebtedness is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Indebtedness; (iii) release any Person liable in any manner for the collection of Indebtedness; and (iv) exercise or refrain from exercising any rights against the Bank and any other Person.


                                 ARTICLE TWELVE

                            REDEMPTION OF SECURITIES

SECTION 1201.  Optional Redemption; Conditions to Optional
                 Redemption; Conditional Right to Shorten
                 Maturity.

                  At any time on or after February 1, 2007, the Bank shall have the right, subject to the last paragraph of Section 307 and to the receipt of any necessary prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), to redeem the Securities, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Securities to be redeemed plus any accrued but unpaid interest to the Redemption Date.

                  If a Special Event occurs and either (i) in the opinion of counsel to the Bank experienced in such matters, there would in all cases, after effecting the termination of the Trust and the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist, (ii) in the reasonable determination of the Bank, there would in all cases, after effecting the termination of the Trust and the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Capital Securities do not, or within 90 days of such date of determination will not, constitute (x) either Tier 1 capital (or its then equivalent) or Tier 2 capital (or its then equivalent) of the Bank for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Bank or (y) Tier 1 capital in the case of the Corporation if, but only if, at such time (A) the Corporation is subject to or otherwise required to comply with the capital guidelines of the Federal Reserve Board or (B) instruments such as the Capital Securities no longer qualify generally as Tier 1 capital for bank holding companies under the Federal Reserve Board's capital guidelines, or (iii) the Junior Subordinated Debentures are not held by the Trust, then the Bank shall have the right (a) to shorten the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than January 30, 2017 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Bank experienced in such matters, after advancing the Stated Maturity, interest paid on the Junior Subordinated Debentures will be deductible for federal income tax purposes, or
(b) if either (x) in the opinion of counsel to the Bank experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (y) in the reasonable determination of the Bank, there would in all cases, after effecting a Maturity Advancement be more than an insubstantial risk that the Capital Securities do not, or within 90 days of such date of determination will not, constitute (a) either Tier 1 capital (or its then equivalent) or Tier 2 capital (or its then equivalent) of the Bank for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Bank or (b) Tier 1 capital in the case of the Corporation if, but only if, at such time (i) the Corporation is subject to or otherwise required to comply with the capital guidelines of the Federal Reserve Board or (ii) instruments such as the Capital Securities no longer qualify generally as Tier 1 capital for bank holding companies under the Federal Reserve Board's capital guidelines, to redeem the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Special Event at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date.

                  For so long as the Trust is the Holder of all Securities Outstanding, the proceeds of any redemption described in this Section 1201 shall be used by the Trust to redeem Common Securities and Capital Securities in accordance with their terms. The Bank shall not redeem the Securities in part unless all accrued and unpaid interest has been paid in full on all

Securities outstanding for all quarterly interest periods terminating on or prior to the Redemption Date.

SECTION 1202.  Applicability of Article.

                  Redemption of Securities at the election of the Bank, as permitted by Section 1201, shall be made in accordance with such provision and this Article.

SECTION 1203.  Election to Redeem; Notice to Trustee.

                  The election of the Bank to redeem Securities pursuant to
Section 1201 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Bank, the Bank shall, at least 45 days and no more than 60 days prior to the Redemption Date fixed by the Bank, notify the Trustee, in writing, of such Redemption Date and of the principal amount of Securities to be redeemed and provide a copy of the notice of redemption given to Holders of Securities to be redeemed pursuant to Section 1205.

SECTION 1204.  Selection by Trustee of Securities to be Redeemed.

                  If less than all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected by lot (or such other method of selection as the Trustee may customarily employ) not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption.

                  The Trustee shall promptly notify the Bank in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

                  The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1205.  Notice of Redemption.

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 (provided that the Trustee shall itself have received notice not less than 45 days prior to the Redemption Date) nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall identify the Securities to be redeemed (including CUSIP number) and shall state:

                  (1)  the Redemption Date,

                  (2)  the Redemption Price,

                  (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

                  (4) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

                  Notice of redemption of Securities to be redeemed at the election of the Bank shall be given by the Bank or, at the Bank's request, by the Trustee in the name and at the expense of the Bank.

SECTION 1206.  Deposit of Redemption Price.

                  On or prior to any Redemption Date, the Bank shall deposit with the Trustee or with a Paying Agent (or, if the Bank is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date; provided, however, that any such deposit on a Redemption Date shall be initiated no later than 12:00 noon (New York time) in same-day funds.

SECTION 1207.  Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Bank shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Bank at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1208.  Securities Redeemed in Part.

                  Any Security which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Bank or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Bank and the Trustee duly executed by, the Holder therefor or his attorney duly authorized in writing), and the Bank shall execute, and the Trustee shall authenticate, upon receipt of a Bank Order for the authentication, and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.



                                           CAPITAL ONE BANK


                                           By:
                                              ----------------------------
                                           Name:
                                           Title:




                                           THE FIRST NATIONAL BANK OF
                                           CHICAGO, not in its individual
                                           capacity, but solely as
                                           Trustee


                                           By:
                                              ---------------------------

                                           Name:
                                           Title:

                                                                   EXHIBIT A


                                CAPITAL ONE BANK

              Floating Rate Junior Subordinated Debenture due 2027

                                  $
                                   ------------
                                     No.
                                        ----
                             CUSIP No.
                                      ------------

                  CAPITAL ONE BANK, a Virginia state chartered bank (herein called the "Bank", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The First National Bank of Chicago, as Trustee, or registered assigns, the principal sum of ____________________ ($________) on _______ __, ____; provided that the Bank may, subject to certain conditions set forth in Sections 317 and 1201 of the Indenture, shorten the Stated Maturity (as defined in the Indenture) of the principal of this Security to a date not earlier than ________________. The Bank further promises to pay interest on said principal sum from _______ __, ____ or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the ____ day of February, May, August and November of each year, commencing ________ __, ____, at a variable per annum rate equal to LIBOR (as defined in the Indenture) plus ___% until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of actual number of days elapsed in such 90-day quarterly period. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is the next succeeding calendar year, such payment of the interest payable shall be on the immediately proceeding Business Day, with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the City of New York, are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Declaration, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Securities (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the first day of the month of such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Securities for one or more Predecessor Securities is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  The Bank shall have the right at any time during the term of this Security, from time to time, to defer payment of interest on such Security for up to 20 quarterly periods (an "Extension Period"), provided that no Extension Period may extend past the Maturity of this Security. There may be multiple Extension Periods of varying lengths during the term of this Security. At the end of each Extension Period, if any, the Bank shall pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly at the rate specified on this Security to the extent permitted by applicable law. During any such Extension Period, the Bank may not, and may not permit any subsidiary of the Bank to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Bank's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Bank that rank pari passu with or junior in interest to the Securities or make any guarantee payments with respect to any guarantee by the Bank of the debt securities of any subsidiary of the Bank if such guarantee ranks pari passu or junior in interest to the Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Bank in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Bank's capital stock (or any capital stock of a subsidiary of the Bank) for any class or series of the Bank's capital stock or of any class or series of the Bank's indebtedness for any class or series of the Bank's capital stock, (c) the purchase of fractional interests in shares of the Bank's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Bank may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Securities. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Bank may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Bank shall give the Trustee notice of its election of such Extension Period at least one Business Day prior to the record date for the related interest payment.

                  Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Bank, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) for Holders of Securities within an aggregate principal amount of at least $1,000,000, by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

                  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, Capital One Bank has caused this instrument to be duly executed.

Dated: January    , 1997
              ---


                                   CAPITAL ONE BANK


                                   By:
                                      ------------------------------
                                      Name:
                                      Title:

                  This Security is one of a duly authorized issue of Securities of Capital One Bank (the "Bank"), designated as its Floating Rate Junior Subordinated Debentures due 2027 (herein called the "Securities"), issued under an Indenture, dated as of January 31, 1997 (herein called the "Indenture"), between the Bank and The First National Bank of Chicago, a New York banking corporation, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Bank and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  At any time on or after February 1, 2007, the Bank shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Bank, in whole or in part, at a Redemption Price equal to the principal amount so redeemed plus accrued but unpaid interest to the Redemption Date.

                  If a Special Event occurs and either (i) in the opinion of Counsel to the Bank experienced in such matters, there would in all cases, after effecting the termination of Capital One Capital I and the distribution of this Security to the holders of the Capital Securities in exchange therefor upon liquidation of Capital One Capital I, be more than an insubstantial risk that any of the following would continue to exist:

                  (x) Capital One Capital I is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on this Security;

                  (y) interest payable by the Bank on this Security is not, or within 90 days of the date of such opinion, will not be, deductible by the Bank, in whole or in part, for United States federal income tax purposes; or

                  (z) Capital One Capital I is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (the events referred to in this clause (i) being referred to herein as an "Adverse Tax Consequence"),

(ii) in the reasonable determination of the Bank, there would in all cases, after effecting the termination of Capital One Capital I and the distribution of this Security to the holders of the Capital Securities in exchange therefor upon liquidation of Capital One Capital I, be more than an insubstantial risk that the Capital Securities do not, or within 90 days of such date of determination will not, constitute (x) either Tier 1 capital (or its then equivalent) or Tier 2 capital (or its then equivalent) of the Bank for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Bank or (y) Tier 1 capital in the case of the Corporation if, but only if, at such time (A) the Corporation is subject to or otherwise required to comply with the capital guidelines of the Federal Reserve Board or (b) instruments such as the Capital Securities no longer qualify generally as Tier 1 capital for bank holding companies under the Federal Reserve Board's capital guidelines, or (iii) this Security is not held by Capital One Capital I, then the Bank shall have the right (a) to shorten the Stated Maturity of the principal of this Security to the minimum extent required, but in any event to a date not earlier than January 30, 2017 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Bank experienced in such matters, after advancing the Stated Maturity, interest paid on this Security will be deductible for federal income tax purposes, or (b) if either
(x) in the opinion of counsel to the Bank experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or
(y) in the reasonable determination of the Bank, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that the Capital Securities do not, or within 90 days of such date of determination will not, constitute (a) either Tier 1 capital (or its then equivalent) or Tier 2 capital (or its then equivalent) of the Bank for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Bank or (b) Tier 1 capital in the case of the Corporation if, but only if, at such time (i) the Corporation is subject to or otherwise required to comply with the capital guidelines of the Federal Reserve Board or
(ii) instruments such as the Capital Securities no longer qualify generally as Tier 1 capital for bank holding companies under the

Federal Reserve Board's capital guidelines, to redeem this Security, subject to the terms and conditions of Article XII of the Indenture, in whole but not in part, at any time within 90 days following the occurrence of a Special Event at a Redemption Price equal to 100% of the principal amount of this Security plus accrued and unpaid interest to the Redemption Date.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for satisfaction and discharge or legal defeasance of the entire indebtedness of this Security and for the defeasance of certain covenants under the Indenture at any time upon compliance by the Bank with certain conditions set forth in the Indenture.

                  The Indenture contains provisions permitting the Bank and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Outstanding Securities affected by such modification, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; provided that so such modification may, without the consent of the Holder of each Outstanding Security affected thereby, (i) except to the extent permitted and subject to the conditions set forth in the Indenture with respect to the extension of the Maturity of the Security, change the maturity of, the principal of, or any installment of interest on, the Security or reduce the principal amount thereof, or the rate of payment of interest thereon, or change the place of payment where, or the coin or currency in which, this Security or interest thereon is payable, or impair the right to institute suit for the enforcement of such payment on or after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of the Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, (ii) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for such supplemental Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture, or
(iii) modify any of the provisions of Section 513, Section 902 or Section 1008 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided that, so long as any of the Capital Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Capital Securities, and no termination of the Indenture shall occur, and no waiver of an Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the outstanding Capital Securities unless and until the principal of and any premium on the Securities and all accrued and unpaid interest thereon have been paid in full.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  THE SECURITIES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  This is one of the Securities referred to in the within-mentioned Indenture.

                                          The First National Bank of Chicago,
                                             as Trustee


                                          By:
                                             --------------------------------
                                                   Authorized Signatory


Dated: January    , 1997
               ---

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) three years after the later of the date of original issue and the last date on which the Bank or any affiliate of the Bank was the owner of such Security (or any predecessor thereto) (the "Resale Restriction Termination Date"), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [CHECK ONE]

(1)               to the Bank or a subsidiary thereof; or
         ---
(2)               pursuant to and in compliance with Rule 144A under the
         ---      Securities Act of 1933, as amended; or

(3)               to an institutional "accredited investor" (as defined
         --- in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)               outside the United States to a "foreign person" in
         --- compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)               pursuant to the exemption from registration provided by
         ---      Rule 144 under the Securities Act of 1933, as amended;
                  or

(6)               pursuant to an effective registration statement under
         ---      the Securities Act of 1933, as amended; or

(7)               pursuant to another available exemption from the
         --- registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4),
(5) or (7) is checked,
the Bank or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Bank has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.


If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 315 of the Indenture shall have been satisfied.


Dated:                                   Signed:
      --------------------                      -------------------------
                                         (Sign exactly as name appears
                                         on the other side of this
                                         Security)


Signature Guarantee:
                    -------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Bank as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       --------                          --------------------------------
                                         NOTICE:  To be executed by an
                                         executive officer

                                                            EXHIBIT B-1


                   [FORM OF EUROCLEAR AND CEDEL CERTIFICATE]
                   (Pursuant to Section 315 of the Indenture)


                  Re: Capital One Capital I, Floating Rate
                      Subordinated Capital Income Securities


                  , as Principal
------------------
Paying Agent
[Address of Principal Paying Agent]

                  This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Securities set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture, dated as of January ___, 1997, between Capital One Bank and The First National Bank of Chicago, as Trustee, U.S. $_____________ principal amount of the above-captioned Securities held by us or on our behalf are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended.

                  We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Securities identified above are no longer true and cannot be relied upon as of the date hereof.

                  [On Release Date: We hereby acknowledge that no portion of the Regulation S TEMPORARY Global Security shall be exchanged for an interest in the Regulation S Permanent Global Security (as each such term is defined in the Declaration) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]*/

--------

*/        Select as applicable.

                                    B-1-1

                  [On _____________________ and upon any other payments under the Regulation S TEMPORARY Global Security: We hereby agree to hold (and return to the [ ] upon request) any payments received by us on the Regulation S TEMPORARY Global Security (as defined in the Declaration) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]*

                  We understand that this certification is required in connection with certain securities laws of the United States of America. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                     **/
     ----------------------

                                        [MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, Brussels office, as
                                        operator of the Euroclear System

                                                     or

                                        Cedel, societe anonyme]


                                        By:
                                           --------------------------------
                                            Name:
                                            Title

-------------
**/ Insert Release Date or applicable Payment Date, as the case may be.

                                     B-1-2

                                                             EXHIBIT B-2


                     [FORM OF CERTIFICATION TO BE GIVEN BY
                       HOLDER OF BENEFICIAL INTEREST IN A
                    REGULATION S TEMPORARY GLOBAL SECURITY]
                   (Pursuant to Section 315 of the Indenture)


                  Re: Capital One Capital I, Floating Rate
                      Subordinated Capital Income Securities


[Morgan Guaranty Trust Company of New York,
Brussels office, as operator of the Euroclear
System] [Cedel, societe anonyme]

                            Securities, [CINS No.       ] [ISIN No.     ]
                                                  ------            ----
                  Reference is hereby made to the Indenture, dated as of January ___, 1997 (the "Indenture"), between Capital One Bank and The First National Bank of Chicago, as Trustee. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture.

                  [For purposes of acquiring a beneficial interest in the Regulation S Permanent Global Security upon the expiration of the Restricted Period,][For purposes of receiving payments under the Regulation S TEMPORARY Global Security,*/ the undersigned holder of a beneficial interest in the Regulation S TEMPORARY Global Security issued under the Declaration certifies that it is not a U.S. Persons as defined by Regulation S under the Securities Act of 1933, as amended.

                  We undertake to advise you promptly by telex on or prior to the date on which you intend to submit your corresponding certification relating to the Securities held by you if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In

--------
*/ Select, as applicable.

                                     B-2-1
connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the health of the Trust and the Initial Purchaser.


                                        Dated:                     ,
                                               --------------------  ----
                                        By:
                                            ------------------------------
                                             as, or as agent for, the
                                             holder of a beneficial
                                             interest in the Securities to
                                             which this certificate
                                             relates.



                                     B-2-2